AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 9, 2001
                                                  REGISTRATION NO. 333-
                                                                       -----
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                                      1933
                                  ------------

                           NETSOL INTERNATIONAL, INC.

             (Exact name of registrant as specified in its charter)

                  Nevada                                 95-4627685
      (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                 Identification No.)

                         24025 Park Sorrento, Suite 220
                           Calabasas, California 91302
                                 (818) 222-9195

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  ------------

        NETSOL INTERNATIONAL, INC. 1999 INCENTIVE AND NONSTATUTORY STOCK
                                 OPTION PLAN AND
                1997 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN
                            (Full title of the plans)

                               MALEA FARSAI, ESQ.
                                 General Counsel
                         24025 Park Sorrento, Suite 220
                               Calabasas, CA 91302
                                 (818) 222-9195

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ------------


                                   Copies to:

                              Karen C. Goodin, Esq.
                               Riordan & McKinzie
                         600 Anton Boulevard, 18th Floor
                              Costa Mesa, CA 92626
                                 (714) 433-2900

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
                                           PROPOSED          PROPOSED
 TITLE OF EACH CLASS OF     AMOUNT          MAXIMUM           MAXIMUM          AMOUNT OF
    SECURITIES TO BE        TO BE        OFFERING PRICE      AGGREGATE        REGISTRATION
       REGISTERED         REGISTERED      PER SHARE(1)     OFFERING PRICE         FEE
--------------------------------------------------------------------------------------------
      COMMON STOCK        4,708,000          $4.65           $21,892,200          $5,474
============================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act"), based on the average of the high and low sales prices of the Company's Common Stock on May 3, 2001, as reported on the Nasdaq Small Cap Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by Netsol International, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (1) Annual Report of the Company on Form 10-KSB (File No. 0-22773) for the year ended June 30, 2000 as filed with the Commission on October 13, 2000; and Amendment No. 1 to the Annual Report of the Company on Form 10-KSB/A (File No. 0-22773) for the year ended June 30, 2000 and filed with the Commission on February 2, 2001;

        (2) Quarterly Report of the Company on Form 10-QSB for the quarter ended September 30, 2000 as filed with the Commission on November 14, 2000; and Amendment No. 1 to the Quarterly Report on Form 10-QSB/A for the quarter ended September 30, 2000 and filed with the Commission on February 2, 2001;

        (3) Quarterly Report of the Company on Form 10-QSB for the quarter ended December 31, 2000 as filed with the Commission on February 14, 2001; and Amendment No. 1 to the Quarterly Report of Form 10-QSB/A for the quarter ended December 31, 2000 and filed with the Commission on April 16, 2001;

        (4) Current Reports of the Company on Form 8-K dated July 25, 2000, October 25, 2000, and January 23, 2001;

        (5) The Company's Proxy Statement filed with the Commission on May 7, 2001 pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

        (6) Description of the common stock of the Company, which is contained in the Company's registration statement filed on Form 8-A filed on June 30,1996 as amended by Form 8-A/A filed on November 21, 1997; and

        (7) All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the issuance of the shares of Common Stock registered hereby (the "Shares") has been passed upon for the Company by Malea Farsai, General Counsel of the Company. Ms. Farsai holds Common Stock and/or options to purchase Common Stock granted under the Company's stock option plans which in the aggregate represent less than 1% of the Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Nevada General Corporation Law allows the Company to indemnify its officers and directors from liability incurred by reason of the fact that he or she is or was an officer or director of the corporation. The Company may authorize such indemnification if the Company determines that it is proper under the circumstances. This determination can be authorized based on a vote of the Company's stockholders, by a majority vote of a quorum of directors who were not parties to the relevant legal action, or under certain circumstances, by independent legal counsel in a written opinion. The indemnification can include, but is not limited to, reimbursement of all fees, including amounts paid in settlement and attorney's fees actually and reasonably incurred, in connection with the defense or settlement of any action or suit by the officer or director. The Company has purchased and maintained insurance covering the Company's officers and directors for the purpose of covering indemnification expenses. At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of the Company as to which indemnification is being sought.

ITEM 7. EXEMPTIONS FROM REGISTRATION CLAIMED.

        Not applicable.


ITEM 8. EXHIBITS.

5.1     Opinion of Malea Farsai, General Counsel to Netsol International, Inc.

23.1 Consent of Malea Farsai, General Counsel to Netsol International, Inc. (included in Exhibit 5.1).

23.2    Consent of Stonefield Josephson, Inc.

23.3    Consent of Saeed Kamran Patel & Co.

23.4    Consent of Mazars Neville Russell.

24.1    Powers of Attorney (included on page II-4).

ITEM 9. UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        PROVIDED HOWEVER, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Calabasas, State of California, on May 8, 2001.

                                       NETSOL INTERNATIONAL, INC.



                                       By:       /s/  NAJEEB U. GHAURI
                                               -------------------------------
                                               Najeeb U. Ghauri
                                               Chief Executive Officer

                               POWERS OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Najeeb U. Ghauri, Chief Executive Officer of Netsol International, Inc., as his or her true and lawful attorney-in- fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

           Signature                            Title                            Date
           ---------                            -----                            ----
       /s/ Salim Ghauri           President and Director                May 8, 2001
------------------------------    (Principal Executive Officer)
         Salim Ghauri

        /s/ Syed Husain           Chief Financial Officer               May 8, 2001
------------------------------    (Principal Accounting Officer and
          Syed Husain             Principal Financial Officer)


     /s/ Najeeb U. Ghauri         Chief Executive Officer and           May 8, 2001
------------------------------    Director
       Najeeb U. Ghauri

       /s/ Shahab Ghauri          Director                              May 8, 2001
------------------------------
         Shahab Ghauri

       /s/ Irfan Mustafa          Chairman of the Board and             May 8, 2001
------------------------------    Director
         Irfan Mustafa

       /s/ Naeem Ghauri           Chief Operating Officer and           May 8, 2001
------------------------------    Director
         Naeem Ghauri

        /s/ Cary Burch            Director                              May 8, 2001
------------------------------
          Cary Burch

       /s/ Waheed Akbar           Director                              May 8, 2001
------------------------------
          Waheed Akbar

       /s/ Nasim Ashraf           Director                              May 8, 2001
------------------------------
          Nasim Ashraf

                                INDEX TO EXHIBITS

Sequentially
Numbered
Exhibit                                 Description
-------                                 -----------
5.1            Opinion of Malea Farsai, General Counsel to Netsol International,
               Inc.

23.1           Consent of Malea Farsai, General Counsel to Netsol International,
               Inc. (included in Exhibit 5.1).

23.2           Consent of Stonefield Josephson, Inc.

23.3           Consent of Saeed Kamran Patel & Co.

23.4           Consent of Mazars Neville Russell.

24.1           Powers of Attorney (included on page II-4).